                            SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of the
                          Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

                         SINCLAIR BROADCAST GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                         SINCLAIR BROADCAST GROUP, INC.
--------------------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        N/A
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
        N/A
        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        N/A
        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
        N/A
        ------------------------------------------------------------------------
    (5) Total fee paid:
        N/A
        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
        N/A
        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:
        N/A
        ------------------------------------------------------------------------
    (3) Filing Party:
        N/A
        ------------------------------------------------------------------------
    (4) Date Filed:
        N/A
        ------------------------------------------------------------------------

                                   [SBG LOGO]

                                                                  April 15, 2002

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Sinclair Broadcast Group, Inc. We will be holding the annual meeting on May 23, 2002 at Sinclair's corporate office, second floor, 10706 Beaver Dam Road, Hunt Valley, MD 21030 at 10:00 a.m., local time.

     Enclosed with this letter is a notice of the annual meeting of stockholders, a proxy statement, a proxy card and a return envelope. Also enclosed with this letter is Sinclair Broadcast Group, Inc.'s annual report to stockholders for the fiscal year ended December 31, 2001.

     Your vote on these matters is very important. We urge you to review carefully the enclosed materials and to return your proxy promptly.

     You are cordially invited to attend the annual meeting, and you may vote in person even though you have returned your card. Whether or not you plan to attend the annual meeting, please sign and promptly return your proxy card in the enclosed postage paid envelope. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.


                                              Sincerely,




                                              David D. Smith
                                              Chairman of the Board
                                              and Chief Executive Officer



















                YOUR VOTE IS IMPORTANT--PLEASE EXECUTE AND RETURN
                   THE ENCLOSED PROXY PROMPTLY, WHETHER OR NOT
                    YOU PLAN TO ATTEND THE SINCLAIR BROADCAST
                           GROUP, INC. ANNUAL MEETING.

                         SINCLAIR BROADCAST GROUP, INC.
                              10706 BEAVER DAM ROAD
                              HUNT VALLEY, MD 21030


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

           -----------------------------------------------------------

                          DATE:  THURSDAY, MAY 23, 2002
                          TIME:  10:00 A.M. LOCAL TIME
                          PLACE: SINCLAIR CORPORATE OFFICE,
                                 SECOND FLOOR
                                 10706 BEAVER DAM RD
                                 HUNT VALLEY, MD 21030

           -----------------------------------------------------------


            YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT TO US.

Dear Stockholders:

     At the 2002 annual meeting, we will ask you to:

     1.   Elect eight directors, each for a one-year term.

     2. Ratify the appointment by the board of directors of the firm of Arthur Andersen LLP as independent public accountants of Sinclair for the fiscal year ending December 31, 2002.

     3. Transact such other business as may properly come before the annual meeting.

     You will be able to vote your shares at the annual meeting if you were a stockholder of record at the close of business on April 15, 2002.

                                              BY ORDER OF THE BOARD OF DIRECTORS




                                              J. Duncan Smith, Secretary


Baltimore, Maryland
April 15, 2002

                                TABLE OF CONTENTS




                                                                            PAGE

INFORMATION ABOUT THE 2002 ANNUAL MEETING AND VOTING...........................2

PROPOSAL 1: ELECTION OF DIRECTORS..............................................4

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS...............................4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.................5

DIRECTORS AND EXECUTIVE OFFICERS...............................................7

AUDIT COMMITTEE, AUDIT FEES AND AUDITOR INDEPENDENCE..........................20

STOCKHOLDER PROPOSALS.........................................................21

                         SINCLAIR BROADCAST GROUP, INC.
                              10706 BEAVER DAM ROAD
                           HUNT VALLEY, MARYLAND 21030

                                 --------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 23, 2002

                                 --------------

     This proxy statement provides information that you should read before you vote on the proposals that will be presented to you at the 2002 annual meeting of Sinclair Broadcast Group, Inc. The 2002 annual meeting will be held on May 23, 2002 at Sinclair's corporate office, second floor, Hunt Valley, MD 21030 at 10:00 a.m. local time.

     This proxy statement provides detailed information about the annual meeting, the proposals you will be asked to vote on at the annual meeting, and other relevant information. The board of directors of Sinclair is soliciting these proxies.

     At the annual meeting, you will be asked to vote on the following proposals:

     1.   Elect eight directors, each for a one-year term,

     2. Ratify the appointment by the board of directors of the firm of Arthur Andersen LLP as independent public accountants of Sinclair for the fiscal year ending December 31, 2002, and

     3.   Such other matters as may properly come before the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO ELECT THE BOARD'S NOMINEES FOR DIRECTOR AND TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP.

     On or about April 22, 2002, we began mailing this proxy statement to people who, according to our records, owned common shares or beneficial interests in Sinclair as of the close of business on April 15, 2002. We have mailed with the proxy statement a copy of Sinclair's annual report to stockholders for the fiscal year ended December 31, 2001.

              INFORMATION ABOUT THE 2002 ANNUAL MEETING AND VOTING

THE ANNUAL MEETING

     The annual meeting will be held on May 23, 2002 at Sinclair's corporate office, second floor, 10706 Beaver Dam Road, Hunt Valley, MD 21030 at 10:00 a.m. local time.

THIS PROXY SOLICITATION

     We are sending you this proxy statement because Sinclair's board of directors is seeking a proxy to vote your shares at the annual meeting. This proxy statement is intended to assist you in deciding how to vote your shares.

     Sinclair is paying the cost of requesting these proxies. Sinclair's directors, officers and employees may request proxies in person or by telephone, mail, telecopy or letter. Sinclair will reimburse brokers and other nominees their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of our common shares.

VOTING YOUR SHARES

     You may vote your shares at the annual meeting either in person or by proxy. To vote in person, you must attend the annual meeting and obtain and submit a ballot. Ballots for voting in person will be available at the annual meeting. To vote by proxy, you must complete and return the enclosed proxy card in time to be received by us before the annual meeting. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the annual meeting in accordance with the instructions you give on the proxy card.

     If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on both proposals.

     IF YOU DECIDE TO VOTE BY PROXY, YOUR PROXY CARD WILL BE VALID ONLY IF YOU SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING SCHEDULED TO BE HELD ON MAY 23, 2002.

     If you complete the proxy card, except for the voting instructions, then your shares will be voted FOR each of the director nominees identified on the proxy card, and FOR ratification of the selection of Arthur Andersen LLP as the independent accountants of Sinclair for the 2002 fiscal year.

     We have described in this proxy statement all the proposals that we expect will be made at the annual meeting. If we or a stockholder properly present any other proposal to the meeting, we will use your proxy to vote your shares on the proposal in our best judgment.

REVOKING YOUR PROXY

     If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy one of three ways:

     o You may notify the Secretary of Sinclair in writing that you wish to revoke your proxy, at the following address: Sinclair Broadcast Group, Inc., 10706 Beaver Dam Road, Hunt Valley, Maryland, 21030, Attention:
          J. Duncan Smith, Vice President and Secretary. Your notice must be received by us before the time of the annual meeting.

     o    You may submit a proxy dated later than your original proxy.

     o You may attend the annual meeting and vote. Merely attending the annual meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares to revoke the proxy.

VOTE REQUIRED BY APPROVAL

     SHARES ENTITLED TO VOTE. On April 15, 2002 (the record date), the following shares were issued and outstanding and had the votes indicated:

     o 42,832,071 shares of class A common stock, each of which is entitled to one vote on each of the proposals, and

     o 42,559,035 shares of class B common stock, each of which is entitled to ten votes on each of the proposals.

     QUORUM. A "quorum" must be present at the annual meeting in order to transact business. A quorum will be present if 234,211,211 votes are represented at the annual meeting, either in person (by the stockholders) or by proxy. If a quorum is not present, a vote cannot occur. In deciding whether a quorum is present, abstentions will be counted as shares that are represented at the annual meeting.

     VOTES REQUIRED. The votes required on each of the proposals are as follows:

Proposal 1: Election of Eight Directors     The eight nominees for director who
                                            receive the most votes will be
                                            elected. If you indicate "withhold
                                            authority to vote" for a particular
                                            nominee on your proxy card, your
                                            vote will not count either for or
                                            against the nominee.

Proposal 2: Ratification of Selection       The affirmative vote of a majority
   of Independent Accountant                of the votes cast at the annual
                                            meeting is required to ratify the
                                            selection of independent
                                            accountants. If you abstain from
                                            voting, your abstention will not
                                            count as a vote cast for or against
                                            the proposal.

ADDITIONAL INFORMATION

     We are mailing our annual report to stockholders for the fiscal year ended December 31, 2001, including consolidated financial statements, to all stockholders entitled to vote at the annual meeting together with this proxy statement. The annual report does not constitute a part of the proxy solicitation material. The annual report tells you how to get additional information about Sinclair.

                        PROPOSAL 1: ELECTION OF DIRECTORS

     Nominees for election to the board of directors are:

         David D. Smith
         Frederick G. Smith
         J. Duncan Smith
         Robert E. Smith
         Basil A. Thomas
         Lawrence E. McCanna
         Daniel C. Keith
         Martin R. Leader

     Each director will be elected to serve for a one-year term, unless he resigns or is removed before his term expires, or until his replacement is elected and qualified. Each of the first seven nominees listed above is currently a member of the board of directors and each of them, and Mr. Leader, has consented to serve as a director if elected. More detailed information about each of the nominees is available in the section of this proxy statement titled "Directors and Executive Officers," which begins on page 7.

     If any of the nominees cannot serve for any reason (which is not anticipated), the board of directors may designate a substitute nominee or nominees. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. Alternatively, the board of directors may also decide to leave the board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the board.

     The board of directors has established the size of the board at eight members. Proxies for the annual meeting may not be voted for more than eight nominees.

     Messrs. David, Frederick, Duncan and Robert Smith (collectively, the controlling stockholders) have entered into a stockholders' agreement pursuant to which they have agreed to vote for each other as candidates for election to the board of directors until June 12, 2005.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

                PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

     The board of directors, with the concurrence of Sinclair's audit committee, has selected Arthur Andersen LLP as its independent auditors for 2002. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the board of directors will reevaluate the engagement of the independent auditors. Even if the appointment is ratified, the board of directors in its discretion may nevertheless appoint another firm of independent auditors at any time during the year if the board of directors determines that such a change would be in the best interests of the shareholders and Sinclair.

     A representative of Arthur Andersen LLP is expected to attend the annual meeting. The Arthur Andersen representative will have the opportunity to make a statement if he or she desires to do so and will be able to respond to appropriate questions from shareholders. Additional information regarding fees paid to Arthur Andersen LLP is available in the section of this proxy statement titled "Audit Committee, Audit Fees and Auditor Independence."

     The board of directors and the audit committee are aware of recent events concerning Arthur Andersen LLP and have reviewed these matters with representatives of the firm. We have also reviewed Arthur Andersen LLP's expertise, qualifications, and the quality of their independent services. Based on our discussions and review, and in light of our relationship and long history and our satisfaction with the personnel assigned to our account, the board of directors and the audit committee continue to recommend the appointment of Arthur Andersen LLP as its auditors for 2002. The board of directors and the audit committee will continue to closely monitor ongoing developments at Arthur Andersen LLP and, in their discretion, may change the appointment at any time during the year if they determine that such a change would be in the best interests of the shareholders and Sinclair.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     There were 85,371,506 shares of common stock of Sinclair issued and outstanding on April 1, 2002 consisting of 42,647,471 shares of class A common stock and 42,724,035 shares of class B common stock. The following table shows how many shares were owned by the following categories of persons as of that date:

     o    persons who own more than 5% of the shares;

     o each director and each officer described on the "Summary Compensation Table" on page 12;

     o    all directors and executive officers as a group.




                                              SHARES OF CLASS B               SHARES OF CLASS A
                                                COMMON STOCK                    COMMON STOCK             PERCENT OF
                                             BENEFICIALLY OWNED              BENEFICIALLY OWNED             TOTAL
                                             ----------------------        --------------------------      VOTING
                 NAME                        NUMBER         PERCENT         NUMBER        PERCENT (A)     POWER (B)
                 ----                        ------         -------         ------        -----------     ---------
David D. Smith (c) (d).............       12,116,393          28.4%       12,230,291      22.3%          25.8%
Frederick G. Smith (c) (e).........        9,529,231          22.3%        9,620,629      18.4%          20.3%
J. Duncan Smith (c) (f)............       11,875,500          27.8%       11,876,831      21.8%          25.3%
Robert E. Smith (c) (g)............        8,963,963          20.9%        8,937,309      17.3%          19.0%
David B. Amy (h)...................             -              -             221,520        *              *
Barry P. Drake.....................             -              -               -            *              *
Barry M. Faber (i).................             -              -              93,954        *              *
Basil A. Thomas....................             -              -               5,000        *              *
Daniel C. Keith....................             -              -               -            *              *
Lawrence E. McCanna................             -              -                 600        *              *
Barry Baker (j)
   28 Merry Hill Ct.
   Baltimore, MD  21208............             -              -           2,764,870       6.5%            *
Citigroup, Inc. (k)
   399 Park Ave.
   New York, NY 02109..............             -              -           3,764,614       8.8%            *
Neuberger Berman, LLC (l)
   605 Third Avenue
   New York, NY 10158..............             -              -           4,811,378      11.3%          1.0%
T. Rowe Price Associates, Inc. (m)
   100 E. Pratt St
   Baltimore, MD 21202.............             -              -           3,862,380       9.1%            *
Putnam Investments, LLC. (n)
   One Post Office Square
   Boston, MA 02109................             -              -           5,180,059      12.1%          1.1%
All directors and executive officers
   as a group (10 persons) (o).....       42,458,087          99.4%       42,986,134      50.5%         90.5%

* Less than 1%



(a) Percent of class A common stock beneficially owned is calculated by taking the number of shares of class A common stock beneficially owned divided by the number of shares of class A common stock outstanding plus any class B common stock individually held.

(b) Holders of class A common stock are entitled to one vote per share and holders of class B common stock are entitled to ten votes per share except for votes relating to "going private" and certain other transactions. The class A common stock and the class B common stock vote altogether as a single class except as otherwise may be required by Maryland law on all matters presented for a vote. Holders of class B common stock may at any time convert their shares into the same number of shares of class A common stock.

(c) Shares of class A common stock beneficially owned includes shares of class B common stock beneficially owned, each of which is convertible into one share of class A common stock.

(d) Includes 112,500 shares of class A common stock that may be acquired upon exercise of options.

(e)  Includes 586,588 shares held in irrevocable trusts established by Frederick
     G. Smith for the benefit of his children and as to which Mr. Smith has the power to acquire by substitution of trust property. Absent such substitution, Mr. Smith would have no power to vote or dispose of the shares.

(f) Includes 550,000 shares held in irrevocable trusts established by J. Duncan Smith for the benefit of his children and as to which Mr. Smith has the power to acquire by substitution of trust property. Absent such substitution, Mr. Smith would have no power to vote or dispose of the shares.

(g) Includes 812,699 shares held in irrevocable trusts established by Robert E. Smith for the benefit of his children and as to which Mr. Smith has the power to acquire by substitution of trust property. Absent such substitution, Mr. Smith would have no power to vote or dispose of the shares.

(h) Includes 221,500 shares of class A common stock that may be acquired upon exercise of options.

(i) Includes 87,050 shares of class A common stock that may be acquired upon exercise of options.

(j) Mr. Baker's 2,764,870 shares of class A common stock may be acquired upon the exercise of options.

(k) As set forth in the schedule 13G filed by Citigroup, Inc. with the SEC on February 7, 2002, Citigroup Inc., through Salomon Smith Barney Holdings, Inc., its wholly-owned subsidiary, holds 3,764,614 shares of class A common stock. Salomon Smith Barney Holdings, Inc. owns 3,722,414 shares and Citigroup, Inc. owns 42,200 shares.

(l) As set forth in the Schedule 13G filed by Neuberger Berman, Inc. with the SEC on February 12, 2002, Neuberger Berman Inc., through its wholly-owned subsidiaries Neuberger Berman LLC and Neuberger Berman Management Inc., is deemed to be the beneficial owner of 4,811,378 shares of class A common stock and has sole voting discretion with respect to 3,642,378 of those shares. Neuberger Berman, LLC acts as an investment advisor and broker/dealer with discretion for individual securities for various unrelated clients. Neuberger Berman Management, Inc. acts as investment advisor to a series of public mutual funds.

(m) As set forth in the schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 14, 2002, T. Rowe Price Associates, Inc. is deemed to be the beneficial owner of 3,862,380 shares and has sole voting discretion with respect to 832,444 of those shares as a result of acting as investment advisor to various investment companies.

(n) As set forth in the schedule 13G filed by Putnam Investments, LLC with the SEC on March 8, 2002, Putnam Investments, LLC is deemed to be the beneficial holder of 5,180,059 shares.

(o) Includes shares of Class A common stock that may be acquired upon exercise of options.



SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act) requires our officers (as defined in the SEC regulations) and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

     Mr. Thomas did not file a changes in ownership report on a timely basis for three transactions but has subsequently filed the required reports. Based solely on a review of copies of such reports of ownership furnished to us, or written representations that no forms were necessary, we believe that during the past fiscal year, except as previously noted, our officers, directors and greater than ten percent beneficial owners complied with all applicable filing requirements.

                        DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information relating to our executive officers, directors and nominees, and certain key employees.


                      NAME                            AGE                            TITLE
David D. Smith...............................          51     President, Chief Executive Officer, Director
                                                              and Chairman of the Board
Frederick G. Smith...........................          52     Vice President and Director
J. Duncan Smith..............................          48     Vice President, Secretary and Director
David B. Amy.................................          49     Executive Vice President and Chief Financial
                                                              Officer
Lawrence McCanna.............................          58     Director
Basil A. Thomas..............................          86     Director
Robert E. Smith..............................          38     Director
Daniel C. Keith..............................          47     Director
Martin R. Leader.............................          61     Director Nominee
Michael Granados.............................          47     Vice President/Regional Director
Steven M. Marks..............................          45     Vice President/Regional Director
Craig Millar.................................          53     Vice President/Regional Director
David R. Bochenek............................          39     Corporate Controller
M. William Butler............................          49     Vice President / Group Programming and
                                                              Promotions
Barry M. Faber...............................          40     Vice President / General Counsel
Lawrence M. Fiorino..........................          40     Founder and CEO / G1440, Inc.
Mark E. Hyman................................          44     Vice President / Corporate Relations
Leonard Ostroff..............................          34     Chief Operating Officer of Sinclair Ventures, Inc.
Nat Ostroff..................................          61     Vice President / New Technology
Delbert R. Parks III.........................          49     Vice President / Operations and Engineering
Lucy A. Rutishauser..........................          37     Treasurer
Jeffrey W. Sleete............................          47     Vice President / Marketing
Gregg Seigel.................................          41     Vice President / National Sales
Darren Shapiro...............................          41     Vice President / Sales
Robin A. Smith...............................          45     Vice President / Finance
Donald H. Thompson...........................          35     Vice President / Human Resources

     Members of the board of directors are elected for one-year terms and serve until their successors are duly elected and qualified. Executive officers are appointed by the board of directors annually to serve for one-year terms and until their successors are duly appointed and qualified.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

     The board of directors held a total of five meetings during 2001, and executed five unanimous consents in lieu of meetings. Each director attended 100% of the aggregate number of meetings of the board of directors and all committees of the board of directors on which he served.

     The board of directors currently consists of seven members. The committees of the board of directors include an audit committee and a joint compensation and stock option committee.

     o AUDIT COMMITTEE. The members of the audit committee are Messrs. Thomas, McCanna, and Keith. Messrs. Thomas and McCanna meet the independence criteria established by the National Association of Securities Dealers, Inc. If Mr. Leader is elected to the board of directors, he will also be appointed to serve on the audit committee. Mr. Leader meets the independence criteria established by the National Association of Securities Dealers. The audit committee formally met seven times during the year ended December 31, 2001. The report of the audit committee describes the scope of authority of the committee and may be found on page 19.

     o Newly effective rules of the NASDAQ require that audit committees have three members as of June 2001. Each of these members must be independent provided that one non-independent director may serve on the audit committee as long as the board of directors determines this is in the best interest of Sinclair. In addition, the board is required to disclose its reasons for this determination in our proxy statement.

          Pursuant to the NASDAQ rules, although Mr. Keith is not related to the Smith family and does not perform services for Sinclair, he is not treated as independent. His characterization as non-independent stems from the investment and management services Mr. Keith provides to three of the Smith brothers and certain corporations owned by one or more of them.

          Notwithstanding Mr. Keith's failure to qualify as an independent director under the rules of NASDAQ, the board of directors has determined that it is in the best interest of Sinclair that Mr. Keith serve on both the board and the audit committee. This determination was based on the personal knowledge that the board has with regard to Mr. Keith's financial abilities, judgement and integrity, based in large part on his past provision of services to three members of the current board of directors. Mr. Keith, who has been advising clients for more than 20 years, has extensive business experience, a comprehensive understanding of financial issues and experience serving as a member of several other local boards of directors.

     o JOINT COMPENSATION AND STOCK OPTION COMMITTEE. The members of the joint compensation and stock option committee are Messrs. Thomas, McCanna and Keith. This committee is charged with the responsibility for setting executive compensation, reviewing certain compensation programs and making recommendations to the board of directors in the interval between meetings. The joint compensation and stock option committee formally met 14 times during the year ended December 31, 2001.

DIRECTOR AND OFFICER PROFILES

     In 1978, David D. Smith founded Comark Communications, Inc., a company engaged in the manufacture of high power transmitters for UHF television stations, and was an officer and director of Comark until 1986. He also was a principal in other television stations prior to serving as a General Manager of WCWB from 1984 until 1986. In 1986, David was instrumental in the formation of Sinclair Broadcast Group, Inc. He has served as President and Chief Executive Officer since 1988 and as Chairman of the Board of Sinclair Broadcast Group, Inc. since September 1990. David Smith is currently a member of the Board of Directors of Sinclair Ventures, Inc., Acrodyne Communications, Inc., G1440, Inc., Summa Holdings, Ltd., KDSM, Inc., and Safe Waterways in Maryland.

     Frederick G. Smith has served as Vice President of Sinclair since 1990 and Director since 1986. Prior to joining Sinclair in 1990, Mr. Smith was an oral and maxillofacial surgeon engaged in private practice and was employed by Frederick G. Smith, M.S., D.D.S., P.A., a professional corporation of which Mr. Smith was the sole officer, director and stockholder. Mr. Smith is currently a member of the board of directors of Sinclair Ventures, Inc., the Freven Foundation, Safe Waterways in Maryland, and Gerstell Academy.

     J. Duncan Smith has served as Vice President, Secretary and as a Director of Sinclair since 1986. Prior to that, he worked for Comark Communications, Inc. installing UHF transmitters. In addition, he also worked extensively on the construction of WCWB in Pittsburgh, WTTE in Columbus, WIIB in Bloomington and WTTA in Tampa / St. Petersburg, the renovation of the studio, offices and news facility for WBFF in Baltimore and construction of the Sinclair headquarters building in Hunt Valley, MD. J. Duncan Smith is currently a member of the board of directors of Sinclair Ventures, Inc., the Boys Latin School, High Rock Foundation, and Safe Waterways in Maryland.

     David B. Amy has served as Executive Vice President and Chief Financial Officer (CFO) since March 2001. Prior to that, he served as Executive Vice President since September 1999 and as Vice President and CFO from September 1998 to September 1999. Prior to that, he served as CFO since 1994. In addition, he serves as Secretary of SCI, the Sinclair subsidiary that owns and operates the broadcasting operations. Mr. Amy has over 18 years of broadcast experience, having joined Sinclair as a Business Manager for WCWB-TV in Pittsburgh. Mr. Amy received his MBA degree from the University of Pittsburgh in 1981. Mr. Amy is currently a member of the board of directors of Acrodyne Communications, Inc., G1440, Inc., and KDSM, Inc., and an advisor to Allegiance Capital, L.P.

     Lawrence E. McCanna has served as a Director of Sinclair since July 1995. Mr. McCanna has been a shareholder of the accounting firm of Gross, Mendelsohn & Associates, P.A. since 1972 and has served as its managing director since 1982. Mr. McCanna has served on various committees of the Maryland Association of Certified Public Accountants and was chairman of the Management of the Accounting Practice Committee. He is also a former member of the Management of an Accounting Practice Committee of the American Institute of

Certified Public Accountants. Mr. McCanna is a former member of the board of directors of Maryland Special Olympics.

     Basil A. Thomas has served as a Director of Sinclair since November 1993. He is of counsel to the Baltimore law firm of Thomas & Libowitz, P.A. and has been in the private practice of law since 1983. From 1961 to 1968, Judge Thomas served as an Associate Judge on the Municipal Court of Baltimore City and, from 1968 to 1983, he served as an Associate Judge of the Supreme Bench of Baltimore City. Judge Thomas is a trustee of the University of Baltimore and a member of the American Bar Association and the Maryland State Bar Association. Judge Thomas attended the College of William & Mary and received his L.L.B. from the University of Baltimore. Judge Thomas is the father of Steven A. Thomas, a senior attorney and founder of Thomas & Libowitz, counsel to Sinclair.

     Robert E. Smith has served as a Director of Sinclair since 1986. He served as Vice President and Treasurer of Sinclair from 1988 to June 1998, at which time he resigned from his position as Vice President and Treasurer. Prior to that time, he assisted in the construction of WTTE-TV and also worked for Comark Communications, Inc. installing UHF transmitters. Mr. Smith is currently a member of the board of directors of Sinclair Ventures, Inc., Nextgen Foundation Charitable Trust, Garrison Forest School, Safe Waterways in Maryland, and Gerstell Academy.

     Daniel C. Keith is the President and Founder of the Cavanaugh Group, Inc., a Baltimore based investment advisory firm founded in October 1995. Prior to establishing the Cavanaugh Group, Inc., Mr. Keith was Vice President, Senior Portfolio Manager, and Director of the Investment Management division of a local financial services company since 1985. During this time, he served as chairman of the Investment Advisory Committee and was a member of the Board of Directors. Mr. Keith has been advising clients since 1979 and is currently a member of several local boards as well as charitable foundations.

     Martin R. Leader, is a retired partner of the law firm ShawPittman in Washington, D.C. where he specialized in communications law matters. Prior to his service at ShawPittman, Mr. Leader was a senior partner with the law firm of Fisher Wayland Cooper Leader & Zaragoza in Washington, D.C. from 1973 to 1999. He is currently a director of Star Scientific, Inc. (NASDAQ) where he serves on the Audit and Compensation Committees. Mr. Leader has served on the staff of the Office of Opinions and Review of the Federal Communications Commission. He is a member of the District of Columbia Bar. Mr. Leader graduated from Tufts University and Vanderbilt University Law School.

     Michael Granados has served as a Vice President/Regional Director of SCI since March 2002. As a Vice President/Regional Director, Mr. Granados is responsible for the Sacramento, Las Vegas, San Antonio, Oklahoma City, Kansas City, Mobile/Pensacola, Milwaukee, St. Louis, Champaign/Springfield and Madison markets. Prior to his appointment as Vice President/Regional Director, Mr. Granados served as Regional Director since July 1996. Prior to July 1996, Mr. Granados has served as the General Manager of WTTV, San Antonio. Before 1996 and while working for River City, Mr. Granados served as the General Sales Manager of KABB from 1989 to 1993 and the Station Manager and Director of Sales of WTTV from 1993 to 1994.

     Steven M. Marks has served as Vice President/Regional Director of SCI since March 2002. As a Vice President/Regional Director, Mr. Marks is responsible for the Baltimore, Columbus, Pittsburgh, Flint, Tallahassee, Charleston, WV, Portland, Springfield, Minneapolis, Tampa, Syracuse, Norfolk, Richmond, Buffalo and Rochester markets. Prior to his appointment as Vice President/Regional Director, Mr. Marks served as Regional Director since October 1994. Prior to his appointment as Regional Director, Mr. Marks served as General Manager for WBFF, Baltimore since July 1991. From 1986 until joining WBFF in 1991, Mr. Marks served as General Sales Manager at WTTE, Columbus. Prior to that time, he was national sales manager for WFLX-TV in West Palm Beach, Florida.

     Craig Millar has served as a Vice President/Regional Director since March 2002. As a Vice President/Regional Director, Mr. Millar is responsible for the Raleigh, Asheville/Greenville, Greensboro, Charleston, (SC), Tri-Cities, Des Moines, Cape Girardeau/Paducah, Cedar Rapids, Peoria, Nashville, Birmingham, Indianapolis, Lexington, Cincinnati and Dayton markets. Prior to his appointment as Vice President/Regional Director, Mr. Millar served as Regional Director since July 1998. Prior to his appointment as Regional Director, Mr. Millar served as President and General Manager of KTBC/KVC-TV in Austin, Texas since April 1995. Prior to that Mr. Millar was President and General Manager of WBRC-TV in Birmingham, Alabama since March 1992. Prior to that Mr. Millar was Vice President of Sales for Great American Broadcasting since August 1989. Prior to that, Mr. Millar served in various sales management and sales positions in both television and radio.

     David R. Bochenek has served as Corporate Controller since March 2000. Prior to joining Sinclair, Mr. Bochenek was Vice President, Corporate Controller for Prime Retail, Inc. since 1993. From 1990 to 1993, Mr. Bochenek served as Assistant Vice President for MNC Financial, Inc. and prior to that held various positions in the audit department of Ernst & Young, LLP since 1983. Mr. Bochenek received his Bachelor of Business Administration in Accounting and Master of Science in Finance from Loyola College of Maryland. Mr. Bochenek is a Certified Public Accountant.

     M. William Butler has served as Vice President/Group Programming and Promotions of SCI since July 1999 and prior to that as Vice President/Group Program Director, SCI since 1997. From 1995 to 1997, Mr. Butler served as Director of Programming at KCAL in Los Angeles, California. From 1991 to 1995, he was Director of Marketing and Programming at WTXF in Philadelphia, Pennsylvania and prior to that he was the Program Director at WLVI in Boston, Massachusetts. Mr. Butler attended the Graduate Business School of the University of Cincinnati from 1975 to 1976.

     Barry M. Faber has served as Vice President/General Counsel of SCI since August 1999 and prior to that as Associate General Counsel from 1996 to 1999. Prior to that time, he was associated with the law firm of Fried, Frank, Harris, Shiver, & Jacobson in Washington, D.C. Mr. Faber is a graduate of the University of Virginia and the University of Virginia School of Law.

     Lawrence Fiorino founded G1440 in April 1998. From 1996 to 1998, was vice president of systems and technology for The Ryland Group, Inc. Mr. Fiorino is a Certified Public Accountant, has a BA in Accounting, an MBA in MIS, and is a columnist for Builder Magazine's "CyberBuilder" feature and The Business Monthly.

     Mark E. Hyman has served as Vice President/Corporate Relations since July 1999 and prior to that as Director of Government Relations since February 1997. During 1996 to 1997, Mr. Hyman worked as a Johns Hopkins University congressional fellowship. Previously, he was a career Federal employee as an Intelligence Officer, a foreign treaty weapons inspector with the U.S. On-Site Inspector Agency and a Congressional Fellow. A graduate of the U.S. Naval Academy and a military veteran, he was an active duty Naval officer for nine years and is currently a drilling Naval Reservist. Holding the rank of Captain, he is the Commanding Officer of the U.S. Naval Space Command Reserve Unit in Dahlgren, Virginia. He has been awarded several military and Intelligence Community awards including four CIA National Intelligence Meritorious Citations.

     Leonard Ostroff has served as Chief Operating Officer of Sinclair Ventures, Inc., a wholly owned subsidiary of Sinclair Broadcast Group, Inc., since August 1999. From 1994 to 1999, Mr. Ostroff served as Vice President of Information Systems for Prudential Securities, Inc., a global securities firm based in New York City. From 1991 to 1994, Mr. Ostroff served as a Senior Imaging Consultant at Viable Information Processing Systems, a systems consulting firm in Towson, Maryland. From 1989 to 1991, Mr. Ostroff worked for Andersen Consulting in New York City as a Senior Consultant. He currently serves on the boards of Sinclair Ventures, Inc. and G1440, Inc.

     Nat Ostroff has served as Vice President/New Technology since joining Sinclair in January 1996. From 1984 until joining Sinclair, he was the President and CEO of Comark Communications, Inc., a leading manufacturer of UHF transmission equipment. While at Comark, Mr. Ostroff was nominated and awarded a Prime Time Emmy Award for outstanding engineering achievement for the development of new UHF transmitter technologies in 1993. In 1968, Mr. Ostroff founded Acrodyne Industries Inc., a manufacturer of TV transmitters and a public company and served as its first President and CEO. Mr. Ostroff holds a BSEE degree from Drexel University and an MEEE degree from New York University. He is a member of several industry organizations, including AFCCE, IEEE and SBE. Mr. Ostroff also serves as Chief Executive Officer and Chairman of the Board for Acrodyne Communications, Inc.

     Delbert R. Parks III has served as Vice President/Operations and Engineering of SCI since 1996. Prior to that time, he was Director of Operations and Engineering for WBFF-TV and Sinclair since 1985, and has been with Sinclair for 30 years. He is responsible for planning, organizing and implementing operational and engineering policies and strategies as they relate to television operations, web activity, information management systems, and infrastructure. Mr. Parks is a member of the Society of Motion Picture and Television Engineers and the Society of Broadcast Engineers. Mr. Parks is also a retired Army Lieutenant Colonel who has held various commands during his 26-year reserve career.

     Lucy A. Rutishauser has served as Treasurer since March 2001. Prior to that time, she served as Assistant Treasurer/Corporate Finance since September 1999 and as Assistant Treasurer since December 1998. From 1992 to 1997, Ms. Rutishauser was the Assistant Treasurer for Treasure Chest Advertising Company and Integrated Health

Services, Inc. Prior to that, she held various treasury positions with Laura Ashley, Inc. and Black and Decker Corporation. Ms. Rutishauser graduated magna cum laude from Towson University and received her M.B.A., with honors from the University of Baltimore. Ms. Rutishauser is a member of the National Institute of Investor Relations and the Association of Finance Professionals and has served two terms on the Board of Directors for the Mid-Atlantic Treasury Management Association.

     Jeffrey W. Sleete has served as VP of Marketing since the fall of 2001. Prior to that he was a Regional Sales Counselor for SCI since November 1999. Mr. Sleete also served as a Regional Director and was responsible for the Minneapolis and Flint markets. Prior to joining SCI Television in November 1999, Mr. Sleete had been the VP of Sales and Marketing for SCI Radio since 1996. Prior to joining Sinclair, he was a General Manager in the Detroit, Houston, and West Palm Beach markets since 1985, and held various other positions in these markets since 1975.

     Gregg L. Siegel has served as Vice President of National Sales since June 2001. Prior to this he has worked as Director of Business Development, Strategic Sales Manager and as a national sales manager on a regional basis since starting with Sinclair in 1994. From 1982 to 1994 Mr. Siegel worked for several national representative sales firms in sales and management capacities. Mr. Siegel received a bachelors' degree in communications and marketing from the University of Arizona.

     Darren J. Shapiro has served as Vice President of Sales since mid-2001. His duties include overseeing all levels of sales in Sinclair's top twenty markets. From 1989, when Mr. Shapiro joined Sinclair, to 2001, he has held various sales management positions including Director of Internet Sales, Strategic Sales Manager, General Sales Manager, Local Sales Manager and Corporate National Sales Manager. Prior to joining Sinclair, Mr. Shapiro was a Senior Account Executive for Seltel Inc. in New York City. Mr. Shapiro holds a bachelors' degree in Economics from the University of Rochester.

     Robin A. Smith has served as Vice President/Finance of SCI since August 1999 and prior to that as Chief Financial Officer, SCI Radio since June 1996. From 1993 until joining Sinclair, Ms. Smith served as Vice President and Chief Financial Officer of the Park Lane Group of Menlo Park, California, which owned and operated small market radio stations. From 1982 to 1993, she served as Vice President and Treasurer of Edens Broadcasting, Inc. in Phoenix, Arizona, which owns and operates radio stations in major markets. Ms. Smith is a graduate of Arizona State University and is a Certified Public Accountant.

     Donald H. Thompson has served as Vice President of Human Resources since November 1999 and prior to that as Director of Human Resources since September 1996. Prior to joining Sinclair, Mr. Thompson was Human Resources Manager for NASA at the Goddard Space Flight Center near Washington, D.C. Mr. Thompson holds a Bachelor's Degree in Psychology and a Certificate in Personnel and Industrial Relations from University of Maryland and a Masters of Science in Business/Human Resource & Behavioral Management from Johns Hopkins University. Mr. Thompson is a member of the Society for Human Resource Management.

EXECUTIVE COMPENSATION TABLE

     The following table sets forth certain information regarding annual and long-term compensation for services rendered in all capacities during the year ended December 31, 2001 by the Chief Executive Officer and the five most highly compensated executive officers other than the Chief Executive Officer, who are collectively referred to as the named executive officers.

SUMMARY COMPENSATION TABLE




                                                                                       LONG-TERM
                                                                                     COMPENSATION
             NAME AND                          ANNUAL COMPENSATION               SECURITIES UNDERLYING        ALL OTHER
         PRINCIPAL POSITION             YEAR         SALARY       BONUS (a)       OPTIONS GRANTED (#)        COMPENSATION (b)
         ------------------            ---------     ------       --------        -------------------        ----------------
David D. Smith...................        2001      $1,000,000        ---                 ---                      $4,713
    President and Chief Executive        2000       1,000,000        ---                150,000                    6,659
    Officer                              1999       1,072,500        $603,115            ---                       4,609

Frederick G. Smith...............        2001         190,000        ---                 ---                       4,381
    Vice President                       2000         190,000        ---                 ---                       4,877
                                         1999         190,000        ---                 ---                       4,277

J. Duncan Smith..................        2001         190,000        ---                 ---                       4,081
    Vice President and Secretary         2000         190,000        ---                 ---                       4,877
                                         1999         190,000        ---                 ---                      15,165

David B. Amy.....................        2001         300,000        ---                 10,000                    4,713
    Executive Vice President and         2000         300,000        ---                100,000                    6,659
    Chief Financial Officer              1999         300,000          75,000            ---                       9,145

Barry M. Faber...................        2001         230,000        ---                  5,000                    4,547
    Vice President - General Counsel     2000         210,000          36,000            15,000                    7,223
                                         1999         158,000          15,000            20,000                    9,273

Barry P. Drake (c)...............        2001         234,229        ---                 10,000                    3,297
    Chief Executive Officer of SCI       2000         450,000          50,000            ---                       6,659
                                         1999         400,000        ---                 ---                       4,609


(a) The bonuses reported in this column represent amounts awarded and paid during the fiscal years noted but relate to the fiscal year immediately prior to the year noted.

(b) All other compensation consists of income deemed received for personal use of Sinclair-leased automobiles, the Sinclair 401 (k) contribution and life insurance.

(c) On February 27, 2001, Barry P. Drake announced his resignation as Chief Executive Officer of SCI, which took effect May 31, 2001.

STOCK OPTIONS

     The following table shows the number of stock options granted during 2001 and the 2001 year-end value of the stock options held by the named executive officers:







                           NUMBER OF           PERCENT OF                                             POTENTIAL REALIZABLE VALUE AT
                           SECURITIES        TOTAL OPTIONS                 MARKET                    ASSUMED ANNUAL RATES OF STOCK
                           UNDERLYING          GRANTED TO      EXERCISE   PRICE ON                PRICE APPRECIATION FOR OPTION TERM
                            OPTIONS           EMPLOYEES IN      PRICE      DATE OF   EXPIRATION   ----------------------------------
       NAME                 GRANTED           FISCAL YEAR     PER SHARE    GRANT        DATE           0%          5%        10%
       ----                 -------           -----------     ---------   -------       ----           ---        ---        ---
David D. Smith.........        ---                ---            ---        ---        ---             ---        ---        ---
Frederick G. Smith.....        ---                ---            ---        ---        ---             ---        ---        ---
J. Duncan Smith........        ---                ---            ---        ---        ---             ---        ---        ---
David B. Amy...........      10,000             1.42%         $  8.81    $  8.81      3/12/11          ---    $55,406      $140,409
Barry Faber............       5,000             0.71%            8.81       8.81      3/12/11          ---     27,703        70,204
Barry P. Drake.........      10,000             1.42%            8.81       8.81      5/31/01          ---        (a)           (a)

(a) The unvested balance of these options expired without being exercised on June 30, 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND DECEMBER 31, 2001 OPTION VALUES

     The following table shows information regarding options exercised during 2001, the number of securities underlying unexercised options, and the value of "in the money" options outstanding on December 31, 2001.




                                                                          NUMBER OF
                                                                   SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                                                                    UNEXERCISED OPTIONS             "IN-THE-MONEY" OPTIONS
                            SHARES ACQUIRED     VALUE              AT DECEMBER 31, 2001            AT DECEMBER 31, 2001 (a)
         NAME                 ON EXERCISE      REALIZED        EXERCISABLE     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
         ----                 -----------      --------        -----------     -------------    -----------    -------------
David D. Smith.......            ---               ---           75,000           75,000         $15,750         $15,750
Frederick G. Smith...            ---               ---            ---              ---              ---             ---
J. Duncan Smith......            ---               ---            ---              ---              ---             ---
David B. Amy.........            ---               ---           151,250         158,750          12,125          15,375
Barry Faber..........            ---               ---            38,750          41,250           2,388           4,013
Barry P. Drake.......          32,500            $37,867          ---              ---              ---             ---

(a) An "in-the-money" option is an option for which the option price of the underlying stock is less than the market price at December 31, 2001, and all of the value shown reflects stock price appreciation since the granting of the option.

DIRECTOR COMPENSATION

     Sinclair directors who also are Sinclair employees serve without additional compensation. Independent directors receive $15,000 annually. These independent directors also receive $1,000 for each meeting of the board of directors attended and $500 for each committee meeting, special meeting, unanimous consent and informal action attended. In addition, the independent directors are reimbursed for any expenses incurred in connection with their attendance at such meetings.

EMPLOYMENT AGREEMENTS

     We do not have an employment agreement with Mr. Smith and do not currently anticipate entering into an agreement. The compensation committee has set David Smith's base salary for 2002 at $1,000,000.

     In June 1998, we entered into an employment agreement with Frederick G. Smith, Vice President of Sinclair. The agreement does not have any specified termination date, and we have the right to terminate the employment of Frederick Smith at any time, with or without cause, subject to the payment of severance payments for termination without cause. The severance payment due upon termination without cause is equal to one month's base salary in effect at the time of termination times the number of years of continuous employment by Sinclair or its predecessor. Frederick Smith receives a base salary of $190,000 and is entitled to annual incentive bonuses payable based on the attainment of certain cash flow objectives by Sinclair, as well as discretionary bonuses. The incentive bonus takes the form of stock options to acquire shares of our class A common stock pursuant to our non-qualified stock option long-term incentive plan. The agreement also contains non-competition and confidentiality restrictions on Frederick Smith.

     In June 1998, we entered into an employment agreement with J. Duncan Smith, Vice President and Secretary of Sinclair. The agreement does not have any specified termination date, and we have the right to terminate the employment of Duncan Smith at any time, with or without cause, subject to the payment of severance payments for termination without cause. The severance payment due upon termination without cause is equal to one month's base salary in effect at the time of termination times the number of years of continuous employment by Sinclair or its predecessor. Duncan Smith receives a base salary of $190,000 and is entitled to annual incentive bonuses payable based on the attainment of certain cash flow objectives by Sinclair, as well as discretionary bonuses. The incentive bonus takes the form of stock options to acquire shares of our class A common stock pursuant to our non-qualified stock option long-term incentive plan. The agreement also contains non-competition and confidentiality restrictions on Duncan Smith.

     In September 1998, we entered into an employment agreement with David B. Amy, Executive Vice President and Chief Financial Officer of Sinclair. The agreement does not have any specified termination date, and we have the right to terminate the employment of Mr. Amy at any time, with or without cause. The severance payment due upon termination without cause is equal to one month's base salary in effect at the time of termination times the number of years of continuous employment by Sinclair or its predecessor. Mr. Amy receives a base salary of $300,000 and may receive an annual bonus based on performance. The agreement also contains non-competition and confidentiality restrictions on Mr. Amy.

     In February 1997, SCI entered into an employment agreement with Barry Drake, Chief Executive Officer of SCI, which terminated (except for non-competition and confidentiality restrictions on Mr. Drake) when Mr. Drake resigned effective May 31, 2001.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation and stock option committee of the board of directors consists entirely of non-employee directors. The committee determines all compensation paid or awarded to our key executive officers.

     PHILOSOPHY. The committee's goal is to attract, motivate, and retain an executive management team that can take full advantage of our opportunities and achieve long-term success in an increasingly competitive business environment, thereby increasing stockholder value. In deciding on initial compensation for an individual, the committee considers determinants of the individual's market value, including experience, education, accomplishments, and reputation, as well as the level of responsibility to be assumed. In deciding whether to increase the compensation of an individual or whether to award bonuses or stock options initially or upon subsequent performance reviews, the committee considers the contributions of the individual to our progress on our business plan and against our competitors, to growth of Sinclair and its opportunities and to achievement of other aims the committee deems valuable to stockholders. Applying these factors to each individual's case is a judgment process, exercised by the committee with the advice of management.

     The committee's annual performance evaluation of each executive officer is typically based on a formula, set forth in an employment agreement or otherwise, which sets forth a range of factors to be considered by the committee in determining each executive officer's annual compensation.

Executive officers' compensation consists primarily of three components:

     o    base salary

     o    cash bonus, and

     o    stock options.

     BASE SALARY. The committee establishes base salaries after considering a variety of factors that make up value and usefulness to us, including the individual's knowledge, experience, and accomplishments, level of responsibility, role in an acquired business, and the typical compensation levels for individuals with similar credentials. The committee may increase the salary of an individual on the basis of its judgment for any reason, including the performance of the individual or Sinclair and changes in the market for an executive with similar credentials.

     CASH BONUS. The committee may determine to award cash bonuses for any fiscal year on a discretionary and on a contractual basis.

     STOCK OPTIONS. The committee believes achievement of our goals may be fostered by a stock option program that is tailored to employees who significantly enhance the value of Sinclair. Options are awarded by the compensation and stock option committee to employees based on overall performance. In that regard, during the fiscal year ended December 31, 2001, the committee granted employees options to purchase 702,900 shares of class A common stock. Named executive officers received options totaling 25,000 shares of class A common stock. The options were awarded as part of a decision by the compensation and stock option committee to make regular awards of options to employees.

     CHIEF EXECUTIVE OFFICER'S COMPENSATION. As one of our largest stockholders, David D. Smith's financial well-being is directly tied to the overall performance of Sinclair. For his services as Sinclair's President and Chief Executive Officer, David D. Smith's compensation for 2001 was determined in accordance with the compensation policies established by the compensation committee. For the year ending December 31, 2002, his base compensation has been set at $1,000,000. David Smith elected not to receive a cash bonus in 2001.

     COMPENSATION DEDUCTION LIMIT. The committee has considered the $1 million limit on deductible executive compensation that is not performance-based. The committee believes that all executive compensation expenses paid in 2001will be deductible by us. The committee believes, however, that compensation exceeding this limit should not be ruled out where such compensation is justified on the basis of the executive's value to Sinclair and its shareholders. In any event, there appears to be little evidence that tax deductibility is having much impact on the market for managerial talent, in which we must remain competitive.

                                                          Compensation Committee

                                                          Lawrence E. McCanna
                                                          Basil A. Thomas
                                                          Daniel C. Keith

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Other than as follows, no named executive officer is a director of a corporation that has a director or executive officer who is also a director of Sinclair. Each of David D. Smith, Frederick G. Smith and J. Duncan Smith, all of whom are executive officers and directors of Sinclair, is a director and/or executive officer of each of various other corporations controlled by them. David D. Smith is a director and executive officer of Acrodyne Communications Inc., Sinclair Ventures, Inc. and G1440 Inc., and a director and executive officer of Sinclair. Frederick G. Smith is a director and executive officer of Sinclair and a director of Sinclair Ventures, Inc. J. Duncan Smith is a director and executive officer of Sinclair and a director of Sinclair Ventures, Inc. David B. Amy, an executive officer of the Company, is a director of Acrodyne Communications, Inc. and G1440, Inc.

     During 2001, none of the named executive officers participated in any deliberations of our compensation and stock option committee relating to compensation of the named executive officers.

     The members of the compensation and stock option committee are Messrs. Thomas, Keith and McCanna. Mr. Thomas is of counsel to the law firm of Thomas & Libowitz, and is the father of Steven A. Thomas, a senior attorney and founder of Thomas & Libowitz, P.A. During 2001, we paid Thomas & Libowitz, P.A., approximately $386,541 in fees and expenses for legal services.

COMPARATIVE STOCK PERFORMANCE

     The following line graph compares the yearly percentage change in the cumulative total stockholder return on our class A common stock with the cumulative total return of the NASDAQ Stock Market Index and the cumulative total return of the NASDAQ Telecommunications Stock Market Index (an index containing performance data of radio, telephone, telegraph, television, and cable television companies) from December 31, 1996 through December 31, 2001. The performance graph assumes that an investment of $100 was made in the class A common stock and in each Index on December 31, 1996, and that all dividends were reinvested. Total stockholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the measurement period.

                              [PERFORMANCE CHART]



        COMPANY/INDEX/MARKET             12/31/96      12/31/97      12/31/98      12/31/99     12/31/00    12/31/01
Sinclair Broadcast Group...........       100.00        179.33        159.60        99.56         81.84        77.18
NASDAQ Telecommunications
    Index..........................       100.00        145.96        241.57        431.01       183.63       137.72
NASDAQ Market Index-U.S............       100.00        122.48        172.92        320.92       192.93       148.92


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the fiscal year ended December 31, 2001, we engaged in the following transactions with the following persons:

     o    directors, nominees for election as directors, or executive officers;

     o    beneficial owners of 5% or more of our common stock;

     o    immediate family members of any of the above; and

     o    entitie in which the above persons have substantial interests.

     WPTT. In connection with our sale of WCWB in Pittsburgh to WPTT, Inc., WPTT, Inc. issued to us a 15-year senior secured term note of $6.0 million (the WPTT note). We subsequently sold the WPTT note to the late Julian S. Smith and Carolyn C. Smith, the parents of the controlling stockholders and both former stockholders of Sinclair, in exchange for the payment of $50,000 and the issuance of a $6.6 million note, which bears interest at 7.21% per annum. During the year ended December 31, 2001, we received $0.5 million in interest payments on this note. At December 31, 2001, the balance on this note was $6.6 million. On November 15, 1999, we entered into an agreement to purchase substantially all of the assets of television station WCWB, Pittsburgh, Pennsylvania, with the owner of that television station, WPTT, Inc., for a purchase price of $18.8 million. We closed on this acquisition on January 7, 2002 and the WPTT note was paid in full on that date.

     AFFILIATED LEASES. In 1997, we entered into a lease transaction with Cunningham Communications, Inc. (CCI), a corporation wholly owned by the controlling stockholders, to lease space on a broadcast tower from CCI. Aggregate annual rental payments related to this lease were $0.6 million in 2001. The aggregate annual rental payments related to this lease are scheduled to be $0.6 million in 2002 and 2003.

     In January 1991, we entered into a 10-year capital lease with Keyser Investment Group (KIG), a corporation wholly owned by the controlling stockholders, pursuant to which we lease both an administrative facility and studios for station WBFF. Additionally, in June 1991, we entered into a one-year renewable lease with KIG pursuant to which we lease parking facilities at the administrative facility. Payments under these leases with KIG were $0.8 million in 2001. The aggregate annual rental payments related to the administrative facility are scheduled to be $0.8 million in 2002 and 2003. During 2001, we chartered airplanes owned by certain companies controlled by the controlling stockholders and incurred expenses of approximately $40,992 related to these charters.

     In June 1999, Sinclair entered into a ten-year capital lease with Beaver Dam LLC, a corporation wholly owned by three of the controlling stockholders, pursuant to which Sinclair leases office space for its corporate headquarters. Payments under this lease agreement were $1.3 million in 2001, and are scheduled to be $1.3 million in 2002 and $1.4 million in 2003.

     TRANSACTIONS WITH GERSTELL. Gerstell LP, an entity wholly owned by the controlling stockholders, was formed in April 1993 to acquire certain of our personal and real property interests in Pennsylvania. In a transaction that was completed in September 1993, Gerstell LP acquired the WPGH office/studio, transmitter and tower site for an aggregate purchase price of $2.2 million. The purchase price was financed in part by a $2.1 million note from Gerstell LP bearing interest at 6.18% with principal payments beginning on November 1, 1994 and a final maturity date of October 1, 2013. Principal and interest paid in 2001 on the note was $0.2 million. At December 31, 2001, $1.6 million in principal amount of the note remained outstanding. Following the acquisition, Gerstell LP leased the office/studio, transmitter and tower site to WPGH, Inc. (a Sinclair subsidiary). The leases have terms ranging from seven to twenty-five years. Aggregate annual rental payment related to these leases was $0.7 million in 2001.

     STOCK REDEMPTIONS. On September 30, 1990, we issued certain notes (the founders' notes) maturing on May 31, 2005, payable to the late Julian S. Smith and Carolyn C. Smith, former majority owners of Sinclair and the parents of the controlling stockholders. The founders' notes, which were issued in consideration for stock redemptions equal to 72.65% of the then outstanding stock of Sinclair, have principal amounts of $7.5 million and $6.7 million, respectively. The founders' notes include stated interest rates of 8.75%, which were payable annually from October 1990 until October 1992, then payable monthly commencing April 1993 to December 1996, and then semi-annually thereafter until maturity. The effective interest rate approximates 9.4%. The founders' notes are secured by security interests in substantially all of Sinclair's assets and subsidiaries, and are personally guaranteed by the controlling stockholders.

     Principal and interest payments on the founders' note issued to the estate of Julian S. Smith are payable, in various amounts, each April and October, beginning October 1991 until October 2005, with a balloon payment due at maturity in the amount of $1.5 million. Additionally, monthly interest payments commenced April 1993 and continued until December 1996. Principal and interest paid in 2001 on this founders' note was $0.6 million and at December 31, 2001, $5.3 million in principal amount of this founders' note remained outstanding.

     Principal payments on the founders' note issued to Carolyn C. Smith are payable, in various amounts, each April and October, beginning October 1991 until October 2002. Principal and interest paid in 2001 on this founders' note was $1.1 million. At December 31, 2001, $0.05 million in principal amount of this founders' note remained outstanding.

     RELATIONSHIP WITH CUNNINGHAM BROADCASTING CORPORATION (CUNNINGHAM). Cunningham (formerly Glencairn) is a corporation owned by

     o Carolyn C. Smith, the mother of the controlling stockholders (10%), and
     o certain trusts established by Carolyn C. Smith for the benefit of her grandchildren (the Cunningham Trusts) (90%).

     The 90% equity interest in Cunningham owned by the Cunningham Trusts is held through the ownership of non-voting common stock. The 10% equity interest in Cunningham owned by Carolyn C. Smith is held through the ownership of all of the issued and outstanding voting stock of Cunningham. Mrs. Smith is Vice-President of Cunningham.

     There have been, and we expect that in the future there will be, transactions between us and Cunningham. Cunningham is the owner-operator and FCC licensee of WNUV in Baltimore, Maryland, WRGT in Dayton, Ohio, WVAH in Charleston, West Virginia, WTAT in Charleston, South Carolina, WBSC (formally
WFBC) in Asheville/Greenville/Spartanburg, South Carolina, and WTTE in Columbus, Ohio. We have entered into LMAs with Cunningham pursuant to which we provide programming to Cunningham for airing on WNUV, WRGT, WVAH, WTAT, WFBC, and WTTE in exchange for the payment by us to Cunningham of a monthly fee that covers all operating expenses and reasonable capital and other expenses of the station. These payments totaled $10.0 million in 2001.

     In June 1995, we acquired options from Carolyn Smith and the Cunningham trusts (the Cunningham Options) which grant to us the right to acquire, subject to applicable FCC rules and regulations, stock comprising up to a 100% equity interest in Cunningham. Each Cunningham option was purchased by us for $1,000 ($5,000 in the aggregate) and is exercisable only upon our payment of an option exercise price generally equal to the optionor's proportionate share of the aggregate acquisition cost of all stations owned by Cunningham on the date of exercise (plus interest at a rate of 10% from the respective acquisition date).

     On November 15, 1999, we entered into four separate plans and agreements of merger, pursuant to which we would acquire through merger with subsidiaries of Cunningham television broadcast stations WABM, Birmingham, Alabama, KRRT, San Antonio, Texas, WVTV, Milwaukee, Wisconsin and WRDC, Raleigh/Durham, North Carolina. We closed on these acquisitions on February 3, 2002 for consideration of $7.7 million worth of unregistered Class A Common Stock of the Company totaling 773,029 shares.

     HERITAGE AUTOMOTIVE GROUP. In January 1997, David D. Smith, our President and Chief Executive Officer and one of the controlling stockholders, made a substantial investment in, and became a member of the board of directors of, Summa Holdings, Ltd. which, through wholly owned subsidiaries, owns the Heritage Automotive Group (Heritage) and Allstate Leasing (Allstate). Mr. Smith is not an officer, nor does he actively participate in the management, of Summa Holdings, Ltd., Heritage, or Allstate. Heritage owns and operates new and used car dealerships in the Baltimore metropolitan area. Allstate owns and operates an automobile and equipment leasing business with offices in the Baltimore, Richmond, Houston, and Atlanta metropolitan areas. We sell Heritage and Allstate advertising time on WBFF and WNUV, the television stations operated by Sinclair serving the Baltimore DMA and received payments from these companies in 2001 of $0.2 million.

     BAY TELEVISION, INC. In January 1999, SCI entered into a Local Marketing Agreement with Bay Television, Inc., which owns the television station WTTA-TV in Tampa, Florida. The controlling stockholders own a substantial portion of the equity of Bay Television, Inc. The Local Marketing Agreement provides that we deliver television programming to Bay Television, Inc., which broadcasts the programming in return for a monthly fee to Bay of $143,500. We must also make an annual payment equal to 50% of the annual broadcast cash flow, as defined in the

Local Marketing Agreement, of the station which is in excess of $1.7 million. This additional payment is reduced by 50% of the broadcast cash flow, as defined in the Local Marketing Agreement, that was below zero in prior calendar years. During 2001 we made payments of approximately $1.7 million related to the Local Marketing Agreement. No payment was made in 2001 related to the broadcast cash flow that exceeded $1.7 million for the year ended December
31, 2001 as it was offset by the negative broadcast cash flows of prior years.

     ALLEGIANCE CAPITAL LIMITED PARTNERSHIP. In August 1999, Allegiance Capital Limited Partnership (Allegiance), with the controlling stockholders, our Chief Financial Officer and Executive Vice President and Allegiance Capital Management Corporation (ACMC), the general partner, established a small business investment company. In August 1999, we invested $2.4 million for a 77.8% interest in Allegiance, and thereafter, the controlling shareholders invested $16,670 each for a combined 2.1% interest in Allegiance, our Chief Financial Officer and Executive Vice President invested $3,330 for a 0.1% interest in Allegiance and ACMC undertook to manage the operations of Allegiance for a 20% interest in Allegiance. During 2000, we invested an additional $2.9 million, the controlling shareholders invested an additional $20,100 each and our Chief Financial Officer and Executive Vice President invested an additional $3,600. ACMC, as the general partner, controls all decision making, investing, and management of operations in exchange for a monthly management fee based on actual expenses incurred which currently averages approximately $27,000 paid by the limited partners. We, along with the other limited partners, have committed to investing up to a combined total of $15.0 million of which $2.5 million was invested upon establishing of the partnership.

              AUDIT COMMITTEE, AUDIT FEES AND AUDITOR INDEPENDENCE

AUDIT COMMITTEE REPORT

     The audit committee oversees Sinclair's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the annual report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements, and the clarity of disclosures in the financial statements.

     The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgements as to the quality, not just the acceptability, of Sinclair's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors' independence from management and Sinclair including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

     The committee discussed with Sinclair's independent auditors the overall scope and plans for their respective audits. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Sinclair's internal controls and the overall state of Sinclair's financial reporting. The committee held seven meetings during fiscal year 2001.

     In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The committee and the board have also recommended, subject to shareholder approval, the selection of Sinclair's independent auditors.

                                                    Audit Committee



                                                    Lawrence E. McCanna
                                                    Basil A. Thomas
                                                    Daniel C. Keith

DISCLOSURE OF FEES CHARGED BY INDEPENDENT ACCOUNTANTS

     The following summarizes the fees charged by Arthur Andersen, LLP for certain services rendered to Sinclair during 2001.

     AUDIT FEES. Fees for the calendar year audit and the reviews of Forms 10-Q were $299,685.

     AUDIT RELATED SERVICES. Includes benefit plan audits, accounting consultations, offering assistance, SEC consulting and comfort letters totaling $357,367.

     FEES FOR FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION. None.

     ALL OTHER FEES. All other fees billed to Sinclair through December 31, 2001 totaled $434,226 which represented fees for tax planning and compliance services.



                              STOCKHOLDER PROPOSALS

     If you intend to propose any matter for action at our 2003 annual meeting of stockholders, you must submit your proposal to the Secretary of Sinclair at 10706 Beaver Dam Road, Hunt Valley, MD 21030 not later than December 17, 2002 at 5:00 p.m. Eastern Standard Time. Only then can we consider your proposal for inclusion in our proxy statement and proxy relating to the 2003 annual meeting. We will be able to use proxies you give us for the next year's meeting to vote for or against any shareholder proposal that is not included in the proxy statement at our discretion unless the proposal is submitted to us on or before March 3, 2003.


                                             BY ORDER OF THE BOARD OF DIRECTORS




                                             J. Duncan Smith, Secretary



Baltimore, Maryland
April 15, 2002

                                      PROXY
                           SINCLAIR BROADCAST GROUP, INC.
                      PROXY FOR ANNUAL MEETING OF MAY 23, 2002
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby authorizes and directs Legg Mason Trust Company, as trustee (the "Trustee") of Sinclair Broadcast Group, Inc. 401(k) Profit Sharing Plan, to vote as proxy for the undersigned as herein stated at the Annual Meeting of Stockholders of Sinclair Broadcast Group, Inc. (the "Company") to be held on May 23, 2002 at the Company's corporate office, 2nd floor, 10706 Beaver Dam Road, Hunt Valley, MD 21030, at 10:00 a.m. local time, and at any adjournment thereof, all shares of Common Stock of the Company allocated to the account of the undersigned under such Plan, on the proposals set forth on the reverse hereof and in accordance with the Trustee's discretion on any other matters that may properly come before the meeting or any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice and Proxy Statement, dated April 15, 2002.

       THE SHARES COVERED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED BY THE TRUSTEE IN ITS SOLE
   DISCRETION IN THE BEST INTEREST OF THE PLAN PARTICIPANTS AND BENEFICIARIES.

    PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY
                        USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                           FOLD AND DETACH HERE

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

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2                                               PLEASE MARK
                                                                                                         YOUR VOTES
                                                                                                         AS INDICATED  /X/
                                                                                                         IN THIS
                                                                                                         EXAMPLE

1. Election of eight directors for a term expiring in 2002 as set forth in the proxy statement.

Nominees: 01 David D. Smith, 02 Frederick G. Smith, 03 J. Duncan Smith,
          04 Robert E. Smith, 05 Basil A. Thomas, 06 Lawrence E. McCanna, 07 Daniel C. Keith, 08 Martin R. Lender

          FOR       WITHHELD         FOR ALL EXCEPT:__________________            This proxy when properly executed will be voted
          / /         / /                 / /                                     in the manner directed herein by the undersigned
                                                                                  stockholder. If no direction is made, this proxy
                                                                                  will be voted FOR the nominees for directors. FOR
2. Ratification of the appointment of Arthur Andersen LLP as                      each of the other proposals and in accordance
   independent auditors                                                           with the proxies' discretion on any other
                                                                                  business that may properly come before the
                     FOR      AGAINST     ABSTAIN                                 meeting to the extent permitted by law.
                     / /        / /         / /
                                                                                  Please mark, sign and date, and return the proxy
                                                                                  card promptly using the enclosed envelope.

                                                                                  Dated:___________________________________
                                                                                  Signatures:______________________________
                                                                                  _________________________________________

                                                                                  Please sign exactly as name appears to the left.
                                                                                  When shares are held by joint tenants, both
                                                                                  should sign. When signing as attorney, executor,
                                                                                  administrator, trustee or guardian, please give
                                                                                  full title as such. If a corporation, please
                                                                                  sign in full corporate name by President or
                                                                                  other authorized officer. If a partnership,
                                                                                  please sign in partnership name by authorized
                                                                                  person.

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

                                      PROXY
                           SINCLAIR BROADCAST GROUP, INC.
                      PROXY FOR ANNUAL MEETING OF MAY 23, 2002
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints David D. Smith and Frederick G. Smith, or either of them, as attorneys-in-fact, will full power of substitution, to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of Sinclair Broadcast Group, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders of Sinclair Broadcast Group, Inc. to be held on May 23, 2002 at the SBG corporate office, 2nd floor, 10706 Beaver Dam Road, Hunt Valley, MD 21030 at 10:00 a.m. local time.

              NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE SIDE


--------------------------------------------------------------------------------
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


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2                                               PLEASE MARK
                                                                                                         YOUR VOTES
                                                                                                         AS INDICATED  /X/
                                                                                                         IN THIS
                                                                                                         EXAMPLE

1. Election of eight directors for a term expiring in 2002 as set forth in the proxy statement.

Nominees: 01 David D. Smith, 02 Frederick G. Smith, 03 J. Duncan Smith,
          04 Robert E. Smith, 05 Basil A. Thomas, 06 Lawrence E. McCanna,
          07 Daniel C. Keith, 08 Martin R. Lender

          FOR       WITHHELD         FOR ALL EXCEPT:__________________            This proxy when properly executed will be voted
          / /         / /                 / /                                     in the manner directed herein by the undersigned
                                                                                  stockholder. If no direction is made, this proxy
                                                                                  will be voted FOR the nominees for directors. FOR
2. Ratification of the appointment of Arthur Andersen LLP as                      each of the other proposals and in accordance
   independent auditors                                                           with the proxies' discretion on any other
                                                                                  business that may properly come before the
                     FOR      AGAINST     ABSTAIN                                 meeting to the extent permitted by law.
                     / /        / /         / /
                                                                                  Please mark, sign and date, and return the proxy
                                                                                  card promptly using the enclosed envelope.

                                                                                  Dated:___________________________________

                                                                                  Signatures:______________________________

                                                                                  _________________________________________

                                                                                  Please sign exactly as name appears to the left.
                                                                                  When shares are held by joint tenants, both
                                                                                  should sign. When signing as attorney, executor,
                                                                                  administrator, trustee or guardian, please give
                                                                                  full title as such. If a corporation, please
                                                                                  sign in full corporate name by President or
                                                                                  other authorized officer. If a partnership,
                                                                                  please sign in partnership name by authorized
                                                                                  person.

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